SELLING AGREEMENT

     We at ALPS Distributors, Inc. invite you, ( ) to distribute shares of the open-end investment companies, or the separate series or classes of the open-end investment companies, listed on Schedule A attached hereto and incorporated herein by reference (the "Funds"). We may periodically change the list of Funds by giving you written notice of the change. We are the Funds' principal underwriter and, as agent for the Funds, we offer to sell Fund shares to you on the following terms and conditions:

1. Certain Defined Terms. As used in this Agreement, the term "Prospectus" means the applicable Fund's prospectus and related statement of additional information, whether in paper format or electronic format, included in the Fund's then currently effective registration statement (or post-effective amendment thereto), and any information that we or the Fund may issue to you as a supplement to such prospectus or statement of additional information (a "sticker"), all as filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933.

2.   Purchases of Fund Shares for Sale to Customers.

     (a) In offering and selling Fund shares to your customers, you agree to act as dealer for your own account and in no transaction shall you have any authority to act or hold yourself out as agent for us, or any Fund.

     (b) You agree to offer and sell Fund shares to your customers only at the applicable public offering price, giving effect to cumulative or quantity discounts or other purchase programs, plans or services described in the applicable Prospectus. You agree to deliver or cause to be delivered to each customer, at or prior to the time of any purchase of shares, a copy of the then current prospectus (including any stickers thereto), and to each customer who so requests, a copy of the then current statement of additional information (including any stickers thereto). With respect to Black Diamond Principal Protected LS Series I and each successive Fund employing a performance-based management fee, you agree to provide your customers with an appropriate application to determine whether your customers are eligible to purchase shares of such Fund.

     (c) You agree to purchase Fund shares from us only to cover purchase orders that you have already received from your customers. You agree not to purchase any Fund shares from your customers at a price lower than the applicable redemption price, determined in the manner described in the Prospectus. You shall not withhold placing customers' orders for Fund shares so as to profit yourself as a result of such withholding (e.g., by virtue of a change in a Fund's net asset value from that used in determining the offering price to your customers).

     (d) We will accept your purchase orders only at the public offering price applicable to each order, as determined in accordance with the Prospectus. We will not accept from you a conditional order for Fund shares. All orders are subject to acceptance or rejection by us in our sole discretion. We reserve the right in our discretion, and without notice to you, to suspend sales or to withdraw the offering of Fund shares, in whole or in part, or to make a limited offering of Fund shares.

     (e) The placing of orders with us will be governed by instructions that we will periodically issue to you. You must pay for Fund shares in federal funds in accordance with such instructions, and we must receive your payment on or before the settlement date established in accordance with Rule 15c6-1 under the Securities Exchange Act of 1934. If we do not receive your payment on or before such settlement date, we may, without notice, cancel the sale, or, at our option, sell the shares that you ordered back to the issuing Fund, and we may hold you responsible for any loss suffered by us or the issuing Fund as a result of your failure to make payment as required.

     (f) You will comply with all applicable state and federal laws and with the rules and regulations of authorized regulatory agencies thereunder. You will not offer shares of any Fund for sale unless such shares are duly registered under the applicable state and federal laws and the rules and regulations thereunder.

     (g) Any transaction in Fund shares shall be effected and evidenced by book-entry on the records maintained by the transfer agent of the Funds. A confirmation statement evidencing transactions in Fund shares will be transmitted to you by the transfer agent.

3.   Account Options.

     (a) You may appoint the transfer agent for the Funds as your agent to execute customers' transactions in Fund shares sold to you by us in accordance with the terms and provisions of any account, program, plan or service established or used by your customers and to confirm each such transaction to your customers on your behalf, and at the time of the transaction you guarantee the legal capacity of your customers so transacting in such shares and any co-owners of such shares.

     (b) You may instruct the Funds' transfer agent to register shares purchased in your name and account as nominee for your customers, in which event all Prospectuses, proxy statements, periodic reports and other printed material will be sent to you and all confirmations and other communications to shareholders will be transmitted to you. You shall be responsible for forwarding such printed material, confirmations and communications, or the information contained therein, to all customers for whom you hold such shares as nominee. However, the Funds' transfer agent, or the Funds shall be responsible for the reasonable costs associated with your forwarding such printed material, confirmations and communications and shall reimburse you in full for such costs. You shall also be responsible for complying with all reporting and tax withholding requirements with respect to the customers for whose account you are holding such shares. With respect to customers other than such customers, you shall provide us with all information (including, without limitation, certification of taxpayer identification numbers and back-up withholding instructions) necessary or appropriate for us to comply with legal and regulatory reporting requirements.

     (c) Accounts opened or maintained pursuant to the Networking system of the National Securities Clearing Corporation ("NSCC") will be governed by applicable NSCC rules and procedures and any agreement or other arrangement with us relating to Networking.

4.   Your Compensation.

     (a) Your concession, if any, on your sales of Fund shares will be as provided in the Prospectus or in the applicable schedule of concessions issued by us and in effect at the time of our sale to you. Upon written notice to you, we, or any Fund, may change or discontinue any schedule of concessions, or issue a new schedule.

     (b) In the case of a Fund or class thereof which has adopted a Distribution and Service Plan (a "Plan") pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act"), we may elect from time to time to make payments to you as provided under such Plan. Any such payments shall be made in the amount and manner set forth in the applicable schedule of distribution and service payments issued by us and then in effect or as set forth in the Prospectus. Such schedule of distribution and service payments may be discontinued or changed by us from time to time and shall be in effect with respect to a Fund which has a Plan only so long as such Fund's Plan remains in effect. In the case of a Fund or class thereof that has no currently effective Plan, we may, to the extent permitted by applicable law, elect to make payments to you from our own funds.

     (c) In the event that Rule 2830 of the National Association of Securities Dealers (the "NASD") Conduct Rules precludes any Fund or class thereof from imposing, or us from receiving, a sales charge (as defined in that Rule) or any portion thereof, then you shall not be entitled to any payments from us hereunder from the date that the Fund or class thereof discontinues or is required to discontinue imposition of some or all of its sales charges. If the Fund or class thereof resumes imposition of some or all of its sales charge, you will be entitled to payments hereunder on the same terms as the Fund extends to us.

     (d) After the effective date of any change in or discontinuance of any schedule of concessions, distribution payments, or service payments, or the termination of a Plan, any concessions, distribution payments, or service payments will be allowable or payable to you only in accordance with such change, discontinuance, or termination. You agree that you will have no claim against us or any Fund by virtue of any such change, discontinuance, or termination. In the event of any overpayment by us of any concession, distribution payment, or service payment, you will remit such overpayment.

     (e) If, within seven business days after confirmation by us of your original purchase order for shares of a Fund, such shares are repurchased by the issuing Fund or by us for the account of such Fund or are tendered for redemption by the customer, you shall forthwith refund to us the full discount retained by you on the original sale and any distribution and service payments made to you. You shall refund to the Fund immediately upon receipt the amount of any dividends or distributions paid to you as nominee for your customers with respect to redeemed or repurchased Fund shares to the extent that the proceeds of such redemption or repurchase may include the dividends or distributions payable on such shares. You shall be notified by us of such repurchase or redemption within ten days of such repurchase or redemption. Delivery to the Funds' transfer agent is delivery to the Fund.

     (f) You agree that, should a Fund determine to liquidate prior to the Investment Date as described in the Prospectus, you will refund to your customers the amount of any concession retained by you from your customers upon their purchase of Fund shares.

5.   Status as Registered Broker/Dealer.

     (a) You represent that you are and will remain a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"), and agree to abide by all of its rules and regulations including its Rules of Conduct. You further agree to comply with all applicable state and federal laws and rules and regulations of regulatory agencies having jurisdiction. Reference is hereby specifically made to Section 2830 of the Conduct Rules of the NASD, which is incorporated herein by reference. The termination of your membership in the NASD or any breach of said Section 2830 will immediately and automatically terminate this Agreement. You further represent that you are qualified to act as a broker/dealer in the states where you transact business.

     (b) Nothing in this Agreement shall cause you to be our partner, employee, or agent, or give you any authority to act for us or for any Fund. Neither we nor the Funds shall be liable for any of your acts or obligation as a dealer under this Agreement.

6.   Information Relating to the Funds.

     (a) No person is authorized to make any representations concerning Fund shares except those contained in such Fund's Prospectus, and in buying shares from us or selling shares to us hereunder, you shall rely solely on the representations contained in the Prospectus. Upon your request, we will furnish you with a reasonable number of copies of the Funds' current prospectuses or statements of additional information or both (including any stickers thereto).

     (b) You may not use any sales literature or advertising material (including material disseminated through radio, television or other electronic media) concerning Fund shares, other than the Funds' Prospectuses or such printed information that is given to you by us without obtaining our prior written approval. You shall not distribute or make available to investors any printed information furnished by us which is marked "FOR BROKER/DEALER USE ONLY" or which otherwise indicates that it is confidential or not intended to be distributed to investors.

7. Indemnification. Each party ("indemnifying party") will indemnify and hold the other party ("indemnified party") harmless from any claim, demand, loss, expense, or cause of action resulting from the misconduct or negligence, as measured by industry standards, of the indemnifying party, its agents and employees, in carrying out its obligations under this Agreement. Such indemnification will survive the termination of this Agreement.

8. Term. This Agreement, with respect to any Plan, will continue in effect for one year from its effective date, and thereafter will continue automatically for successive annual periods; provided, however, that such continuance is subject to termination at any time without penalty if a majority of a Fund's Trustees who are not interested persons of the Fund (as defined in the 1940 Act), or a majority of the outstanding shares of the Fund, vote to terminate or not to continue a Plan. This Agreement, other than with respect to a Plan, will continue in effect from year to year after its effective date, unless terminated as provided herein.

9. Amendment and Termination of Agreement. We may change or amend any provision of this Agreement by giving you written notice of the change or amendment. Either party to this Agreement may terminate the Agreement without cause by giving the other party at least thirty (30) days written notice of its intention to terminate. This Agreement will automatically terminate in the event of its assignment, as defined in the 1940 Act.

10. Arbitration. In the event of a dispute, such dispute shall be settled by arbitration before arbitrators sitting in Denver, Colorado in accordance with the NASD's Code of Arbitration Procedure in effect at the time of the dispute. The arbitrators shall act by majority decision, and their award may allocate attorneys' fees and arbitration costs between us. Their award shall be final and binding between us, and such award may be entered as a judgment in any court of competent jurisdiction.

11. Notices. All notices required or permitted to be given under this Agreement shall be given in writing and delivered by personal delivery, by postage prepaid mail, or by facsimile or a similar means of same day delivery (with a confirming copy by mail). All notices to us shall be given or sent to us at our offices located at 370 17th Street, Suite 3100, Denver, Colorado 80202, Attn: General Counsel. All notices to you shall be given or sent to you at the address specified by you below. Each of us may change the address to which notices shall be sent by giving notice to the other party in accordance with this paragraph.

12. Miscellaneous. This Agreement shall become effective as of the date when it is accepted and dated below by us. This Agreement shall be construed in accordance with the laws of the state of Colorado. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions of this Agreement or otherwise affect their construction or effect. This Agreement supersedes and cancels any prior agreement between us, whether oral or written, relating to the sale of shares of the Funds or any other subject covered by this Agreement. Failure of either party to terminate this Agreement upon the occurrence of any event set forth in this Agreement as a cause for termination shall not constitute a waiver of the right to terminate this Agreement at a later time on account of such occurrence. The termination of this Agreement with respect to any one Fund will not cause its termination with respect to any other Fund.

13. Anti-Money Laundering Program. You understand that pursuant to various U.S. regulations, you are required to establish an anti-money laundering program, which satisfies the requirements of Title III of the USA PATRIOT Act. You further represent that you have developed, implemented, and will maintain an anti-money laundering program and will comply with all applicable laws and regulations designed to guard against money laundering activities set out in such program. You agree to permit inspection relating to your anti-money laundering program by U.S. federal departments or regulatory agencies with appropriate jurisdiction over you and to make available to examiners from such departments or regulatory agencies such information and records relating to your anti-money laundering program as such examiners shall reasonably request. You confirm that the Funds for which you place orders are the ultimate beneficiaries of this agreement and therefore are relying upon your compliance with your anti-money laundering program and all laws and regulations applicable to you in the execution of orders for the Funds. You confirm that, upon request, you will supply us with evidence of the due diligence work you have performed. You also confirm that you will retain all original records relating to the said due diligence work for each customer for a period of at least 5 years from the date of the termination of such customer's investment in the Funds.



                                                Very truly yours,

Dated as of: _________________                  ALPS DISTRIBUTORS, INC.


                                                By: ____________________
                                                Name:___________________
                                                Title:__________________


ACCEPTED AND AGREED:

____________________
     Firm

By: _______________________
Name:______________________
Title:_____________________

Address: __________________

___________________________

___________________________

NSCC Dealer # ____________________     Fax Number:_____________________

NSCC Dealer Alpha Code____________     Date:___________________________

NSCC Clearing # __________________     Mutual Fund Coordinator/Primary Contact:

Phone Number:_____________________     ________________________________

                                  Schedule A

Black Diamond Funds

o Black Diamond  Principal  Protected  500 Series I
o Black Diamond  Principal Protected 100 Series I
o Black  Diamond  Principal  Protected  2000 Series I
o Black  Diamond  Principal  Protected  400 Series I
o Black  Diamond  Principal Protected LS Series I

                        SELLING AGREEMENT FEE SCHEDULE



Name of Fund                                  ANNUAL DEALER COMPENSATION
------------------------------------------------------------------------------

------------------------------------------------------------------------------



ALPS Distributors, Inc. shall pay you a fee based on the average daily net assets throughout the quarter of [name of Fund]. Such fee shall be computed daily and paid quarterly. The determination of daily net assets shall be made at the close of each business day throughout the quarter and computed in the manner specified in the Fund's then-current Prospectus for the determination of the net asset value of shares of the Fund.






04088.0001 #371250